Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

HANCOCK FABRICS, INC. AND SUBSIDIARIES, ET. AL.
CASE NUMBER: 07-10353 (BLS)
OFFICE OF UNITED STATES TRUSTEE - REGION 3

FOR THE QUARTER ENDING April 4, 2009

TABLE OF CONTENTS

Statement/Report	Page Number

Post-Confirmation Quarterly Summary Report	2

Consolidated Balance Sheet	3

Allocation of Disbursements among Legal Entities	4

OFFICE OF THE UNITED STATES TRUSTEE - REGION 3
POST-CONFIRMATION QUARTERLY SUMMARY REPORT

Debtor's Name: Hancock Fabrics, Inc. and Subsidiaries

Bankruptcy Number: 07-10353
Date of Confirmation: August 1, 2008

Reporting Period (month/year): January 4 - April 4, 2009 (in 000's)

Beginning Cash Balance:		4,169

All receipts received by the debtor:

Cash Sales:		65,860

Collection of Accounts Receivable:		94

Proceeds from Litigation (settlement or otherwise):		0

Sale of Debtor’s Assets:		33

Capital Infusion pursuant to the Plan:		0

Total of cash received:		65,987

Total of cash available:		70,156

Less all disbursements or payments (including payments made under the confirmed plan) made by the Debtor:

Disbursements made under the plan, excluding the administrative
claims of bankruptcy professionals:		(754)

Disbursements made pursuant to the administrative claims of
bankruptcy professionals:		(206)

All other disbursements made in the ordinary course:		(66,511)

Total Disbursements		(67,471)

Ending Cash Balance		2,685

Pursuant to 28 U.S.C. Section 1746(2), I hereby declare under penalty of perjury that the foregoing is true and correct to the best of my knowledge and belief.

Date: April 28, 2009	Signature: /s/ Robert W. Driskell

	Name/Title: Robert W. Driskell Chief Financial Officer

Balance Sheet
(in 000's)
	January 3,	April 4,
	2009	2009
Assets
Current assets:
Cash and cash equivalents	4,169	2,685
Receivables, less allowance for doubtful accounts	2,909	2,815
** Inventories	106,194	101,803
Income taxes refundable	-	-
Prepaid expenses	2,248	1,679
Total current assets	115,520	108,982

Property and equipment, at depreciated cost	45,822	44,207
Other assets	9,437	8,416
Total assets	170,779	161,605
Liabilities and Shareholders' Equity
Liabilities not subject to compromise
Accounts payable	23,001	20,290
Credit facility: Revolver	33,376	30,882
Credit facility: Notes	20,423	20,859
Discount on Notes	(10,686)	(10,104)
Accrued liabilities	14,366	14,234
Other pre-petition obligations	2,154	2,418
Capital Lease Obligations	3,284	3,271
Postretirement benefits other than pensions	9,112	2,508
Pension and SERP liabilities	5,584	21,854
Other liabilities	8,071	8,006

Liabilities subject to compromise
Accounts payable	-	-
Accrued liabilities	-	-
Income taxes payable	-	-
Capital Lease Obligations	-	-
Postretirement benefits other than pensions	-	-
Pension and SERP liabilities	-	-
Other liabilities	-	-
Total liabilities	108,685	114,218

Total shareholders' equity	62,094	47,387
Total liabilities and shareholders' equity	170,779	161,605

**	The Company elected to change its method of valuing inventory in the fourth quarter of 2008 from
	last-in, first-out (LIFO) to the weighted average cost method, which resulted in the elimination of a
LIFO reserve of approximately $42.1 million.

Allocation of Disbursements among Legal Entities
For the Post-Confirmation quarterly period ending April 4, 2009
(in 000's)

		Case #	January 3, 2009	April 4, 2009
	Hancock Fabrics, Inc.	07-10353	38,960	31,936
	Hancock Fabrics, LLC	07-10360	2,225	1,801
	Hancock Fabrics of Michigan, Inc.	07-10354	0	0
	HF Merchandising, Inc	07-10358	38,448	33,054
	Hancockfabrics.com, Inc.	07-10357	557	652	**
	HF Enterprises, Inc.	07-10359	5	14
	HF Resources, Inc.	07-10356	5	14
			80,200	67,471

Revenue allocation by entity
			January 3, 2009	April 4, 2009
	Hancock Fabrics, Inc.		77,737	62,433
	Hancock Fabrics, LLC		3,410	2,416
	Hancock Fabrics of Michigan, Inc.		-	-
	Hancockfabrics.com, Inc.		1,712	1,105
			82,859	65,954

Footnote:
Provided for the purpose of calculating the US Trustee fees under 28 USC Section 1930 (a).
Expenses were allocated to Hancock Fabrics, Inc., Hancock Fabrics, LLC, Hancock Fabrics MI, Inc., and
Hancockfabrics.com, Inc. based on the revenue of the entities.  The amounts for HF Merchandising, Inc.,
HF Enterprises, Inc. and HF Resources, Inc. were based on actual expenditures.

**	Expenses relative to Hancockfabrics.com were not properly stated in the previous reporting period
	and have been corrected on this current report